Exhibit 99.1

For Immediate Release
March 15, 2023

Star Equity Holdings, Inc. Announces 2022 Fourth Quarter and Full Year Financial Results
Q4 2022 revenues and gross profit increased 8.8% and 34.8%, respectively, compared to Q4 2021
Q4 2022 net income increased to $1.9 million from $4.4 million loss in Q4 2021
Q4 2022 adjusted EBITDA increased to $3.1 million from $1.0 million in Q4 2021

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the fourth quarter (Q4) and year (FY) ended December 31, 2022. All 2022 and 2021 amounts in this release are unaudited.
Following the sale of a portion of our Healthcare business in early 2021, all financial results for the 2022 and 2021 reporting periods, unless stated otherwise, relate to continuing operations, which include the Healthcare, Construction, and Investments divisions.
Q4 2022 Financial Highlights vs. Q4 2021 (unaudited)
•Revenues increased by 8.8% to $32.1 million from $29.5 million.
•Gross profit increased by 34.8% to $9.3 million from $6.9 million.
•Net income from continuing operations was $1.9 million (or $0.12 income per basic and diluted share) as compared to a net loss from continuing operations of $4.4 million (or $0.84 loss per basic and diluted share).
•Non-GAAP adjusted net income from continuing operations was $2.2 million (or $0.14 income per basic and diluted share), as compared to $0.3 million (or $0.06 income per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was $3.1 million versus $1.0 million.
FY 2022 Financial Highlights vs. FY 2021 (unaudited)
•Revenues increased by 5.2% to $112.2 million from $106.6 million.
•Gross profit increased by 69.8% to $25.9 million from $15.2 million.
•     Net loss from continuing operations was $5.3 million (or $0.36 loss per basic and diluted share) compared to a net loss from continuing operations of $8.9 million (or $1.76 loss per basic and diluted share).
• Non-GAAP adjusted net income was $2.8 million (or $0.19 income per basic and diluted share), as compared to non-GAAP adjusted net loss of $6.6 million (or $1.30 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was a gain of $6.0 million compared to a loss of $3.4 million.
•As of December 31, 2022, cash and cash equivalents increased to $4.7 million from $4.5 million; net debt, defined as total debt less total cash and cash equivalents, decreased to $7.0 million from $8.3 million.
Rick Coleman, Chief Executive Officer, noted, “The strength of our fourth quarter 2022 financial results comes from significantly better operating performance, with improvements we made throughout the year now beginning to show through in our financial results. At our Construction division, both KBS and EBGL delivered strong top and bottom-line growth, resulting in fourth quarter adjusted EBITDA of $2.9 million, more than double that of the prior year quarter. Operational efficiency improvements on large projects combined with better pricing and cost discipline drove the division’s improved results. Our Healthcare division performed well in the fourth quarter despite the continued impact of labor market tightness on our scanning service volumes. Although Healthcare division revenue decreased by 6.7% versus the prior year quarter, gross margin improved by seven percentage points to 27.0% due to our increased focus on cost management and higher margin products and services. As a result of the substantial changes we made beginning with our May 2022 reorganization, Healthcare division fourth quarter adjusted EBITDA improved 79% year-over-year to $2.2 million, and we enter 2023 with a significantly improved Healthcare business and overall operating portfolio. In addition, we continue to identify and investigate future acquisition opportunities, which could either be bolt-ons for our existing divisions or an entry into a new business sector.”

Revenues
The Company’s Q4 2022 revenues increased 8.8% to $32.1 million from $29.5 million in the fourth quarter of the prior year due primarily to better performance at our Construction division.

Revenues in $ thousands (Unaudited)	Q4 2022	Q4 2021	% change	FY 2022	FY 2021	% change
Healthcare	$14,535	$15,572	(6.7)%	$55,002	$58,556	(6.1)%
Construction	17,605	13,968	26.0%	57,149	48,003	19.1%
Investments	158	158	—%	633	633	—%
Intersegment elimination	(158)	(158)	—%	(633)	(633)	—%
Total Revenues	$32,140	$29,540	8.8%	$112,151	$106,559	5.2%
Healthcare Q4 2022 and FY 2022 revenues decreased 6.7% and 6.1%, respectively, versus the prior year periods. This decrease in revenue resulted from fewer camera sales in 2022 and lower total scanning volume due to the national shortage of Nuclear Medicine Technologists.
Construction Q4 2022 and FY 2022 revenues increased 26.0% and 19.1%, respectively, versus the prior year periods. The increase in revenues reflects a higher number of projects completed and increased end-product pricing.
Gross Profit
The Company’s consolidated Q4 2022 gross profit increased 34.8% to $9.3 million from $6.9 million in the fourth quarter of the prior year due to margin improvements in both the Healthcare and Construction divisions.

Gross profit (loss) in thousands (Unaudited)	Q4 2022	Q4 2021	% change	FY 2022	FY 2021	% change
Healthcare	$3,930	$3,196	23.0%	$13,509	$12,459	8.4%
Healthcare gross margin	27.0%	20.5%	31.7%	24.6%	21.3%	15.5%
Construction	5,457	3,767	44.9%	12,660	3,008	320.9%
Construction gross margin	31.0%	27.0%	14.8%	22.2%	6.3%	252.4%
Investments	90	107	(15.9)%	343	406	(15.5)%
Intersegment elimination	(159)	(158)	0.6%	(633)	(633)	—%
Total gross profit	$9,318	$6,912	34.8%	$25,879	$15,240	69.8%
Total gross margin	29.0%	23.4%	23.9%	23.1%	14.3%	61.5%

Healthcare Q4 2022 and FY 2022 gross profit increased 23.0% and 8.4%, respectively, versus the prior year periods, due to heightened cost controls and an improved mix of product and service revenues throughout the year.
Construction Q4 2022 gross profit increased 44.9% versus Q4 2021 due to the impact of end-product price increases and better mitigation of the effects of commodity price movements. Additionally, $0.5 million of Q4 2022 Construction gross profit was attributable to unrealized gains on EBGL’s open derivative contracts, which were put in place to hedge future contracted projects. FY 2022 Construction gross profit increased 320.9% from the prior year period due to revenue increases at KBS and EBGL for large commercial projects. We have significantly increased end-product prices to offset higher input costs and have seen an improvement in our gross margin overall in 2022. Our backlog and sales pipeline remain strong.
Operating Expenses
Q4 2022 sales, general and administrative (SG&A) expenses were essentially unchanged versus Q4 2021. SG&A expenses as a percentage of revenue decreased in Q4 2022 to 21.0% versus 22.9% in Q4 2021. FY 2022 SG&A expenses increased $4.7 million or 20.7%, respectively, versus the prior year. The largest components of the full year increase versus the prior year were $3.0 million in one-time legal costs and $0.8 million in retention and severance costs, both related to our Healthcare segment. SG&A expenses as a percentage of revenue increased in FY 2022 to 24.3% versus 21.2% in FY 2021.

Net Income/Loss
Q4 2022 net income was $1.9 million, or $0.12 income per basic and diluted share, compared to a net loss of $4.4 million, or $0.84 loss per basic and diluted share, in the same period of the prior year. Q4 2022 non-GAAP adjusted net income was $2.2 million, or $0.14 income per basic and diluted share, compared to an adjusted non-GAAP net loss of $0.3 million, or $0.06 loss per basic and diluted share, in the same period of the prior year.
FY 2022 net loss was $5.3 million, or $0.36 loss per basic and diluted share, compared to a net loss of $8.9 million, or $1.76 loss per basic and diluted share in FY 2021. FY 2022 non-GAAP adjusted net income was $2.8 million, or $0.19 income per basic and diluted share, compared to an adjusted non-GAAP net loss of $6.6 million, or $1.30 loss per basic and diluted share in the prior year.
Non-GAAP adjusted EBITDA
Q4 2022 non-GAAP adjusted EBITDA increased to $3.1 million from $1.0 million in the same quarter of the prior year due to improvements in the Company’s operations leading to increased gross profit at both our Healthcare and Construction divisions. FY 2022 non-GAAP adjusted EBITDA increased to positive $6.0 million, compared to negative $3.4 million in FY 2021, primarily due to improved performance on large commercial projects at KBS and significant Construction division pricing increases.
Operating Cash Flow
Q4 2022 cash flow from consolidated operations was an outflow of $3.6 million, compared to an inflow of $1.7 million for the same period in the prior year. FY 2022 cash flow from operations was an outflow of $3.9 million, compared to an outflow of $6.5 million for FY 2021, primarily as a result of improved results at our operating businesses.
Preferred Stock
In each quarter of 2022, the Company’s Board of Directors declared and paid a cash dividend of $0.25 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, representing $1.00 per share on an annual basis.

Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on March 15, 2023 to discuss the results and management’s outlook. The call may be accessed by dialing (800)-715-9871 (USA & Canada) or (646) 307-1963 (international). Conference ID: 2378853, five minutes prior to the scheduled start time and referencing Star. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.
Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, non-recurring gain on disposals, restructuring costs, one time severance and retention costs, financing costs, COVID-19 protection equipment, write-off of software costs, goodwill impairment, gain or loss from loan forgiveness, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2023.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.
Healthcare
Our Healthcare division designs, manufactures, and distributes diagnostic medical imaging products and provides mobile imaging services. Our Healthcare division operates in two businesses: (i) diagnostic services and (ii) diagnostic imaging. The diagnostic services business offers imaging services to healthcare providers as an outsourced alternative to purchasing and operating their own equipment. The diagnostic imaging business develops, sells, and maintains solid-state gamma cameras.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets and investments.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2022	2021	2022	2021
Revenues:
Healthcare	$14,535	$15,572	$55,002	$58,556
Construction	17,605	13,968	57,149	48,003
Investments	—	—	—	—
Total revenues	32,140	29,540	112,151	106,559

Cost of revenues:
Healthcare	10,605	12,376	41,493	46,097
Construction	12,148	10,201	44,489	44,995
Investments	69	51	290	227
Total cost of revenues	22,822	22,628	86,272	91,319

Gross profit	9,318	6,912	25,879	15,240

Operating expenses:
Selling, general and administrative	6,749	6,756	27,264	22,595
Amortization of intangible assets	430	430	1,720	1,728
Gain on sale of MDOS	—	—	—	(847)
Goodwill impairment	—	3,359	—	3,359
Total operating expenses	7,179	10,545	28,984	26,835

Income (loss) from continuing operations	2,139	(3,633)	(3,105)	(11,595)

Other income (expense):
Other (expense) income	(1)	(4,758)	(998)	(550)
Interest expense, net	(311)	(173)	(975)	(905)
Gain on forgiveness of PPP loans	—	4,179	—	4,179
Total other (expense) income, net	(312)	(752)	(1,973)	2,724

Income (loss) from continuing operations before income taxes	1,827	(4,385)	(5,078)	(8,871)
Income tax provision	82	(26)	(174)	(60)
Income (loss) from continuing operations, net of income taxes	1,909	(4,411)	(5,252)	(8,931)
Income (loss) from discontinued operations, net of income taxes	—	(7)	—	5,948
Net income (loss)	1,909	(4,418)	(5,252)	(2,983)
Deemed dividend on Series A cumulative perpetual preferred stock	(479)	(469)	(1,916)	(1,906)
Net income (loss) attributable to common shareholders	$1,430	$(4,887)	$(7,168)	$(4,889)

Net income (loss) per common share - basic and diluted*
Net income (loss) per share, continuing operations	$0.12	$(0.84)	$(0.36)	$(1.76)
Net income (loss) per share, discontinued operations	—	—	—	1.17
Net income (loss) per share*	0.12	(0.84)	(0.36)	(0.59)
Deemed dividend on Series A cumulative perpetual preferred stock per share	(0.03)	(0.09)	(0.13)	(0.37)
Net income (loss) per share, attributable to common stockholders - basic*	$0.09	$(0.93)	$(0.49)	$(0.96)
Net income (loss) per share, attributable to common stockholders - diluted	$0.09	$(0.93)	$(0.48)	$(0.96)
Weighted-average common shares outstanding – basic	15,483	5,281	14,751	5,085
Weighted-average common shares outstanding – diluted	15,570	5,281	14,829	5,085

Dividends declared per share of Series A perpetual preferred stock	$0.25	$1.81	$1.00	$2.31
*Earnings per share may not add due to rounding

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts and par value)

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$4,665	$4,538
Restricted cash	142	278
Equity securities	3,490	47
Lumber derivative contracts	—	666
Accounts receivable, net	17,756	15,811
Inventories, net	10,627	8,525
Other current assets	2,587	1,998
Total current assets	39,267	31,863
Property and equipment, net	8,348	8,918
Operating lease right-of-use assets, net	4,482	4,494
Intangible assets, net	13,352	15,072
Goodwill	6,046	6,046
Other assets	1,807	1,659
Total assets	$73,302	$68,052

Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current liabilities:
Accounts payable	3,430	4,277
Accrued liabilities	3,137	2,445
Accrued compensation	3,701	3,051
Accrued warranty	291	569
Lumber derivative contracts	104	—
Billings in excess of costs and estimated profit	—	312
Deferred revenue	3,376	2,457
Short-term debt	11,682	12,869
Operating lease liabilities	1,427	1,253
Finance Lease Liabilities	397	588
Total current liabilities	27,545	27,821
Deferred tax liabilities	176	72
Operating lease liabilities, net of current portion	3,141	3,299
Finance lease obligation, net of current portion	386	706
Other liabilities	299	412
Total liabilities	31,547	32,310

Commitments and contingencies (Note 9)

Preferred stock,$0.0001 par value:10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2021. (Liquidation preference: $18,988,390 as of December 31, 2021.)	—	18,988

Stockholders’ equity:
Preferred stock,$0.0001par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2022. (Liquidation preference: $18,988,390 as of December 31, 2022.)	18,988	—
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 50,000,000 and 30,000,000 shares authorized; 15,177,919 and 5,805,916 shares issued and outstanding (net of treasury shares) at December 31, 2022 and 2021, respectively	1	—
Treasury stock, at cost; 258,849 shares at December 31, 2022 and 2021, respectively	(5,728)	(5,728)
Additional paid-in capital	161,715	150,451
Accumulated deficit	(133,221)	(127,969)
Total stockholders’ equity	$41,755	16,754
Total liabilities, mezzanine equity and stockholders’ equity	$73,302	$68,052

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income (loss) from continuing operations	$1,909	$(4,411)	$(5,252)	$(8,931)
Acquired intangible amortization	430	430	1,720	1,728
Unrealized (gain) loss on equity securities (1)	59	52	893	35
Unrealized (gain) loss on lumber derivatives (1)	(530)	(1,062)	768	(664)
Litigation costs (2)	61	231	3,016	444
Restructuring costs (3)	163	—	163	—
Gain on disposal of MD Office Solutions (5)	—	—	—	(847)
Allowance / Write off of tenant receivable (6)	—	—	—	323
Write off of software implementation costs	—	1,302	—	1,372
Goodwill impairment (4)	—	3,359	—	3,359
Severance and retention costs (10)	68	—	774	—
Financing costs (7)	157	337	526	568
COVID-19 Protection Equipment (8)	—	28	—	110
SBA PPP Loan forgiveness (9)	—	—	—	(4,179)
Income tax expense	(82)	26	174	60
Non-GAAP adjusted net income (loss) from continuing operations	$2,235	$292	$2,782	$(6,622)

Net income (loss) per diluted share from continuing operations	$0.12	$(0.84)	$(0.36)	$(1.76)
Acquired intangible amortization	0.03	0.08	0.12	0.34
Unrealized (gain) loss on equity securities (1)	—	0.01	0.06	0.01
Unrealized (gain) loss on lumber derivatives (1)	(0.03)	(0.20)	0.05	(0.13)
Litigation costs (2)	—	0.04	0.20	0.09
Restructuring costs (3)	0.01	—	0.01	—
Gain on disposal of MD Office Solutions (5)	—	—	—	(0.17)
Allowance / Write off of tenant receivable	—	—	—	0.06
Write off of software implementation costs	—	0.25	—	0.27
Goodwill impairment (4)	—	0.64	—	0.66
Severance and retention costs (10)	—	—	0.05	—
Financing costs (7)	0.01	0.06	0.04	0.11
COVID-19 Protection Equipment (8)	—	0.01	—	0.02
SBA PPP Loan forgiveness (9)	—	—	—	(0.82)
Income tax expense	(0.01)	—	0.01	0.01
Non-GAAP adjusted net income (loss) per basic and diluted share from continuing operations (11)	$0.14	$0.06	$0.19	$(1.30)

(1)Reflects adjustments for any unrealized gains or losses in lumber derivatives value and change in fair value of investments in equity securities.
(2)Reflects one-time litigation costs.
(3)Reflects the costs incurred for our vein and chronic care product line that was discontinued during the year.
(4)Reflects impairment of goodwill related to the Construction division.
(5)Reflects the gain from the sale of MDOS.
(6)Reflects one-time write off in uncollectible tenant receivable.
(7)Reflects financing costs from our credit facilities.
(8)Reflects purchases related to COVID -19 Protection Equipment.
(9)Reflects the forgiveness of the Paycheck Protection Program.
(10)Reflects the severance expense for our former Healthcare division CEO and other employees.
(11)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For the Three Months Ended December 31, 2022	Healthcare	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$1,419	$2,722	$(176)	$(2,056)	$1,909
Depreciation and amortization	295	503	69	9	876
Interest (income) expense	147	147	51	(34)	311
Income tax expense	6	(88)	—	—	(82)
EBITDA from continuing operations	1,867	3,284	(56)	(2,081)	3,014

Unrealized (gain) loss on equity securities (1)	—	—	59	—	59
Unrealized (gain) loss on lumber derivatives (1)	—	(530)	—	—	(530)
Litigation costs (2)	61	—	—	—	61
Restructuring costs (5)	163	—	—	—	163
Stock-based compensation	1	4	—	111	116
Severance and retention costs (6)	66	—	—	2	68
Financing cost (8)	35	96	26	—	157
Non-GAAP adjusted EBITDA from continuing operations (11)	$2,193	$2,854	$29	$(1,968)	$3,108

For the Three Months Ended December 31, 2021	Healthcare	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$(684)	$(1,925)	$(159)	$(1,643)	$(4,411)
Depreciation and amortization	317	481	50	—	848
Interest expense (income)	69	53	51	—	173
Income tax (benefit) expense	26	—	—	—	26
EBITDA from continuing operations	(272)	(1,391)	(58)	(1,643)	(3,364)

Unrealized (gain) loss on equity securities (1)	—	—	52	—	52
Unrealized (gain) loss on lumber derivatives (1)	—	(1,062)	—	—	(1,062)
Litigation costs (2)	122	—	—	109	231
Stock-based compensation	23	3	—	110	136
Goodwill impairment (3)	—	3,359	—	—	3,359
Write off of software implementation costs	1,302	—	—	—	1,302
Financing cost (8)	22	307	8	—	337
COVID-19 Protection Equipment (9)	28	—	—	—	28
Non-GAAP adjusted EBITDA from continuing operations (11)	$1,225	$1,216	$2	$(1,424)	$1,019

For the Twelve Months Ended December 31, 2022	Healthcare	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$105	$2,875	$(970)	$(7,262)	$(5,252)
Depreciation and amortization	1,262	1,974	290	9	3,535
Interest expense	411	416	182	(34)	975
Income tax expense	262	(88)	—	—	174
EBITDA from continuing operations	2,040	5,177	(498)	(7,287)	(568)

Unrealized (gain) loss on equity securities (1)	—	—	893	—	893
Unrealized (gain) loss on lumber derivatives (1)	—	768	—	—	768
Litigation costs (2)	3,016	—	—	—	3,016
Restructuring costs (5)	163	—	—	—	163
Stock-based compensation	6	21	—	411	438
Severance and retention costs (6)	769	—	—	5	774
Financing cost (8)	80	355	91	—	526
Non-GAAP adjusted EBITDA from continuing operations (11)	$6,074	$6,321	$486	$(6,871)	$6,010

For the Twelve Months Ended December 31, 2021	Healthcare	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$4,629	$(7,488)	$(443)	$(5,629)	$(8,931)
Depreciation and amortization	1,315	1,931	226		3,472
Interest expense	258	509	138	—	905
Income tax expense	60	—	—	—	60
EBITDA from continuing operations	6,262	(5,048)	(79)	(5,629)	(4,494)

Unrealized (gain) loss on equity securities (1)	—	—	52	(17)	35
Unrealized (gain) loss on lumber derivatives (1)	—	(664)	—	—	(664)
Litigation costs (2)	122	—	—	322	444
Stock-based compensation	143	6	—	376	525
Gain on disposal of MD Office Solutions (4)	(847)	—	—	—	(847)
Goodwill impairment (3)	—	3,359	—	—	3,359
Allowance / Write off of tenant receivable (7)	—	323	—	—	323
Write off of software implementation costs	1,302	70	—	—	1,372
Financing cost (8)	111	449	8	—	568
COVID-19 Protection Equipment (9)	110	—	—	—	110
SBA PPP Loan forgiveness (10)	(2,959)	(1,220)	—	—	(4,179)
Non-GAAP adjusted EBITDA from continuing operations (11)	$4,244	$(2,725)	$(19)	$(4,948)	$(3,448)

(1)Reflects adjustments for any unrealized gains or losses in lumber derivatives value and change in fair value of investments in equity securities.
(2)Reflects one-time litigation costs.
(3)Reflects impairment of goodwill related to the Construction division.
(4)Reflects the gain from the sale of MDOS.
(5)Reflects the costs incurred for our vein and chronic care product line that was discontinued during the year.
(6)Reflects the severance expense for our former Healthcare division CEO and other employees.
(7)Reflects one-time write off in uncollectible tenant receivable.
(8)Reflects financing costs from our credit facilities.
(9)Reflects purchases related to COVID -19 personal protection equipment.
(10)Reflects the forgiveness of the Paycheck Protection Program.
(11)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)

A summary of the Company’s credit facilities and related party notes are as follows (dollars in thousands):

	December 31, 2022		December 31, 2021
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - eCapital KBS	$—	—%	$3,131	6.00%
Revolving Credit Facility - eCapital EBGL	2,592	10.25%	1,652	6.00%
Revolving Credit Facility - Webster	8,299	6.89%	7,016	2.60%
Total Short-term Revolving Credit Facilities	$10,891	7.69%	$11,799	3.98%
eCapital - Star Loan Principal, net	$791	10.50%	$1,070	6.25%
Short Term Loan	$791	10.50%	$1,070	6.25%
Total Short-term debt	$11,682	7.88%	$12,869	4.17%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021 (1)	2022	2021 (1)
Revenue by segment:
Healthcare	$14,535	$15,572	$55,002	$58,556
Construction	17,605	13,968	57,149	48,003
Investments	158	158	633	633
Intersegment elimination	(158)	(158)	(633)	(633)
Consolidated revenue	$32,140	$29,540	$112,151	$106,559

Gross profit (loss) by segment:
Healthcare	$3,930	$3,196	$13,509	$12,459
Construction	5,457	3,767	12,660	3,008
Investments	90	107	343	406
Intersegment elimination	(159)	(158)	(633)	(633)
Consolidated gross profit	$9,318	$6,912	$25,879	$15,240

Income (loss) from continuing operations by segment:
Healthcare	$1,393	$(592)	$440	$2,035
Construction	2,880	1,742	3,560	(5,073)
Investments	(44)	101	192	378
Corporate, eliminations and other	(2,090)	(1,525)	(7,297)	(5,576)
Segment loss from operations	$2,139	$(274)	$(3,105)	$(8,236)
Goodwill impairment (2)	—	(3,359)	—	(3,359)
Consolidated loss from operations	$2,139	$(3,633)	$(3,105)	$(11,595)

Depreciation and amortization by segment:
Healthcare	$295	$317	$1,262	$1,315
Construction	503	481	1,974	1,931
Investments	69	50	290	226
Star equity corporate	9	0	9	0
Total depreciation and amortization	$876	$848	$3,535	$3,472
(1) Segment information has been recast for all periods presented to reflect Healthcare as one segment. Intersegment eliminations previously allocated to Investments have been reclassified to a separate line.
(2) Reflects impairment of goodwill related to the Construction division.